Calculation of Filing Fee Tables
S-8
NETLIST INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	457(a)	2,500,000	$ 1.50	$ 3,750,000.00	0.0001381	$ 517.88
2	Equity	Common Stock, par value $0.001 per share	457(a)	180,000	$ 1.50	$ 270,000.00	0.0001381	$ 37.29
3	Equity	Common Stock, par value $0.001 per share	457(a)	150,000	$ 1.50	$ 225,000.00	0.0001381	$ 31.07
4	Equity	Common Stock, par value $0.001 per share	457(a)	50,000	$ 1.50	$ 75,000.00	0.0001381	$ 10.36
Total Offering Amounts:						$ 4,320,000.00		$ 596.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 596.60
Offering Note
[1]	1(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers any additional securities that may from time to time be offered or issued pursuant to the adjustment provisions of the below referenced plan to prevent dilution resulting from stock splits, stock dividends or similar transactions. 1(b) Represents shares of common stock, par value $0.001 per share ("Common Stock"), of the Registrant available for issuance but not yet issued as of the date of this registration statement under the Netlist, Inc. 2025 Equity Incentive Plan (the "Plan").

[2]	2(a) Represents shares of Common Stock to be issuable upon the vesting of restricted stock units (the "Inducement RSU Awards") granted to certain employees of the Registrant pursuant to restricted stock unit agreements by and between the Registrant and each employee respectively (the "Inducement RSU Agreements"). The maximum number of shares which may be sold upon the vesting of the Inducement RSU Awards is subject to adjustment in accordance with certain anti-dilution and other provisions of the Inducement RSU Agreements. Pursuant to Rule 416 under the Securities Act, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be issuable after the operation of anti-dilution and other provisions of the Inducement RSU Agreements. 2(b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported by the OTCQB on April 7, 2026.

[3]	See Offering Note 2.

[4]	See Offering Note 2.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources